Exhibit 99.1

The Staffing Group, Ltd., (OTCQB:TSGL) announced it has entered into a Licensing Agreement with Labor Smart (OTCQB: LTNC), and, in a separate action, The Staffing Group, Ltd., has appointed Kimberly Thompson to its Board of Directors.

The Licensing Agreement will allow The Staffing Group to utilize the already established brand of Labor Smart in all future openings as well as grow their footprint in the Southeast United States. This agreement will create a platform that will allow for greater serviceability of customers as well as improve efficiencies.

Ms. Thompson, who has over 25 years of operational expertise, is currently the COO of Labor Smart. One of her primary responsibilities is oversight of Labor Smart’s workers’ compensation program, and the Staffing Group, Ltd., is excited to have her expertise in this matter. Ms. Thompson is looking forward to sharing some of her proven practices.

About The Staffing Group, Ltd.

The Staffing Group Ltd., is engaged in the business of providing temporary staffing solutions in the way of general laborers to construction, light industrial, refuse, ship repair, and stevedoring companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.